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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements which appears in AuGRID Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2002, and the Quarterly Reports on Form 10-QSB for the periods ended June 30, 2002, September 30, 2002, March 31, 2003 and June 30, 2003.

/s/ Henry L. Creel
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Henry L. Creel Co., Inc.
Cleveland, Ohio
September 17, 2003